ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
Room 701A, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel:  2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., ACA., LL.B.,
CPA(Practising)

October 16, 2009

Securities and Exchange Commission
100 F Street, N.E.
Wanshington, D.C. 20549

Dear Sir/Madam,

We have read the statements of QKL Stores Inc., pertaining to our firm included under Item 4.01 of Form 8-K to be filed on or about October 16, 2009 and agree with such statements as they pertain to our firm.

Regards,